UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUCAMPO PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 13, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the Sucampo Pharmaceuticals, Inc. Annual Meeting of Stockholders to be held on May 29, 2015 at 8:30 a.m., Eastern Time, at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814. Details about the meeting, nominees for our board of directors and other matters to be acted on are included in the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement that follow.

We hope you plan to attend the annual meeting. Whether or not you plan to attend the meeting, please vote your shares by completing, dating, signing and returning the enclosed proxy card as described in the Proxy Statement. Your proxy may be revoked by you at any time before it is exercised as explained in the Proxy Statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Sucampo Pharmaceuticals, Inc. stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of our board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Peter Greenleaf
Chief Executive Officer, Member of the Board of Directors

YOUR VOTE IS IMPORTANT.
PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

SUCAMPO PHARMACEUTICALS, INC.
4520 EAST-WEST HIGHWAY, 3rd FLOOR
BETHESDA, MARYLAND 20814
________________

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 29, 2015
________________

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. will be held on Friday, May 29, 2015 at 8:30 a.m., Eastern Time, at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election to the board of directors of John H. Johnson and Robert J. Spiegel as class 3 directors, each for a term of three years.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	Advisory approval of the compensation of our named executive officers.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters which may come before the meeting.

Stockholders of record at the close of business on March 30, 2015 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own.

We hope that all stockholders will be able to attend the annual meeting in person. In order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return prior to the annual meeting the enclosed proxy card, whether or not you plan to attend the annual meeting. A return envelope, which is postage pre-paid if mailed in the United States, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you return a proxy, you may cancel it by delivering a later dated proxy (prior to the annual meeting) or voting in person at the annual meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 29, 2015:

The Notice of 2015 Annual Meeting and Proxy Statement, Annual Report on Form 10-K and Annual Report Video to
stockholders are available at www.sucampo.com/proxy.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Thomas J. Knapp
Corporate Secretary

Bethesda, Maryland
April 13, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING,
PLEASE VOTE AND RETURN YOUR PROXY AS SOON AS POSSIBLE PRIOR TO THE ANNUAL MEETING.

SUCAMPO PHARMACEUTICALS, INC.
4520 EAST-WEST HIGHWAY, 3rd FLOOR
BETHESDA, MARYLAND 20814
________________

PROXY STATEMENT
________________

For the 2015 Annual Meeting of Stockholders
To Be Held On May 29, 2015

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Sucampo Pharmaceuticals, Inc. for use at the 2015 Annual Meeting of Stockholders to be held on Friday, May 29, 2015 at 8:30 a.m., Eastern Time, at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, and any adjournment or postponement thereof. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our board of directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the annual meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This proxy statement will be provided electronically, if elected, or otherwise is being mailed on or about April 17, 2015 to stockholders of record at the close of business on March 30, 2015 (the “Record Date”).

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission, or SEC, will be furnished without charge to any stockholder upon written or oral request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814; telephone: (301) 961-3400. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available on our website at www.sucampo.com/proxy and the SEC’s website at www.sec.gov. Information on our website is not incorporated by reference in this Proxy Statement.

Voting Securities, Quorum and Votes Required

Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. As of the Record Date, 45,116,272 shares of our class A common stock were issued and outstanding. Each share of class A common stock entitles the holder to one vote with respect to each matter submitted to stockholders at the meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the advisory approval of the compensation of our named executive officers (as defined below), requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy and voting on such matters at the annual meeting. A representative of our company will serve as the inspector of elections at the annual meeting.

Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists but with respect to “Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm” and “Proposal Three—Advisory Vote on Executive Compensation” will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to “Proposal Two―Ratification of Selection of Independent Registered Public Accounting Firm.”

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our board of directors’ recommendations. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

If your shares are registered directly in your name, you may vote:

•	By Internet. www.proxyvote.com. Please do not return a signed proxy card if you vote via Internet.
•	By Telephone. 1-800-690-6903. Please do not return a signed proxy card if you vote by telephone.
•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	In Person at the Meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations.

If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the annual meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy card is not the form of proxy card enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the annual meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for annual meeting materials, stockholders who share the same address will receive only one copy of the annual meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the annual meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at 301-961-3400 or upon written request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814. Eligible stockholders of record receiving multiple copies of the annual meeting materials can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the annual meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

Copies of this Notice of 2015 Annual Meeting and Proxy Statement, our Annual Report on Form 10-K and our Annual Report Video to stockholders are available at www.sucampo.com/proxy.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our class A common stock as of March 30, 2015 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Our “named executive officers” as used herein refers to:

1)	Peter Greenleaf, Chief Executive Officer,
2)	Andrew P. Smith, Principal Accounting Officer,
3)	Matthias Alder, Executive Vice President, Business Development and Licensing,
4)	Max Donley, Executive Vice President, Human Resources,
5)	Peter Kiener, D.Phil., Chief Science Officer.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our class A common stock. Shares of our class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 30, 2015 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of calculating the percentage ownership of that person but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

The following table sets forth the number of shares of our class A common stock beneficially owned by the indicated parties as of March 30, 2015.

	Number of Shares Beneficially Owned		Percentage of
Name and Address of Beneficial Owner	Class A		Total Voting Power
5% stockholders:
S&R Technology Holdings, LLC	21,460,802	(1)	47.6%	(9)
7501 Wisconsin Avenue, Suite 600
Bethesda, Maryland 20814

S&R Foundation	3,800,566	(2)	8.4%	(10)
1623 28th Street, NW
Washington, DC 20007

R-Tech Ueno, Ltd.	2,485,150	(3)	5.5%
10F, NBF Hibiya Building
1-1-7 Uchisaiwaicho

Ryuji Ueno, M.D., Ph.D., Ph.D.	25,614,898	(4)	56.8%	(11)
24687 Yacht Club Rd
St Michaels, Maryland 21663

Sachiko Kuno	25,321,725	(5)	56.1%	(12)
24687 Yacht Club Rd
St Michaels, Maryland 21663

Executive Officers and Directors:
Peter Greenleaf	150,000	^	*
Andrew P. Smith	61,600	^	*
Matthias Alder	-		*
Max Donley	-		*
Peter Kiener, D.Phil.	-		*
Thomas J. Knapp	208,150	^	*
Peter Lichtlen, M.D., Ph.D.	64,600	^	*
Stanley G. Miele	173,400	^	*
William L. Ashton	10,234	^	*
Anthony C. Celeste	79,034	(6)	*
Daniel P. Getman	90,000	^	*
John H. Johnson	2,499	^	*
Barbara A. Munder	59,999	^	*
Maureen E. O'Connell	59,999	^	*
Robert J. Spiegel	2,499	^	*
Kei S. Tolliver	41,800	(7)	*
All executive officers and directors as a group (16 persons)	1,003,814	(8)	2.2%

^      Consists of shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 30, 2015.
*      Represents beneficial ownership or voting power of less than one percent.
(1)
Based on Schedule 13G/A filed on February 13, 2015 by S&R Technology Holdings, LLC. Voting and dispositive power with respect to the shares held by S&R Technology Holdings, LLC, or S&R, is shared by Drs. Ryuji Ueno and Sachiko Kuno, who are married to each other.

(2)	Consists of 3,800,566 shares of class A common stock held by S&R Foundation.
(3)
Based on Schedule 13G filed on February 14, 2008 by R-Tech Ueno, Ltd. Voting and dispositive power with respect to the shares held by R-Tech Ueno, Ltd., or R-Tech, is held by its board of directors, which consists of Dr. Yukihiko Mashima and Tadashi Hayashi. Drs. Ryuji Ueno and Sachiko Kuno, who are married to each other, directly and indirectly own a majority of the capital stock of R-Tech.

(4)
Consists of 353,530 shares of class A common stock held by Dr. Ueno, 21,460,802 shares of class A common stock held by S&R, and 3,800,566 shares of class A common stock held by S&R Foundation. Excludes 60,357 shares of class A common stock held by Dr. Kuno, who is Dr. Ueno’s spouse. See notes 1 and 3 above, and note 5 below.

(5)
Consists of 60,357 shares of class A common stock held by Dr. Kuno, 21,460,802 shares of class A common stock held by S&R, and 3,800,566 shares of class A common stock held by S&R Foundation. Excludes 353,530 shares of class A common stock held by Dr. Ueno, who is Dr. Kuno’s spouse. See notes 1, 3 and 4 above.

(6)
Consists of 68,800 shares of class A common stock held by Mr. Celeste and 10,234 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 30, 2015.

(7)
Consists of 1,800 shares of class A common stock held by Ms. Tolliver and 40,000 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 30, 2015.

(8)
Consists of 70,600 shares of class A common stock held by officers and directors and 933,214 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of March 30, 2015.

(9)	On March 31, 2015, S&R sold 1,186,113 shares of class A common stock, effectively reducing its percentage of total voting power to 44.9%.
(10)	On March 31, 2015, S&R Foundation sold 3,000,000 shares of class A common stock, effectively reducing its percentage of total voting power to 1.8%.
(11)
On March 31, 2015, Dr. Ueno, S&R and S&R Foundation sold 353,530 shares of class A common stock, 1,186,113 shares of class A common stock and 3,000,000 shares of class A common stock, respectively, effectively reducing Dr. Ueno’s percentage of total voting power to 46.7%.

(12)
On March 31, 2015, Dr. Kuno, S&R and S&R Foundation sold 60,357 shares of class A common stock, 1,186,113 shares of class A common stock and 3,000,000 shares of class A common stock, respectively, effectively reducing Dr. Kuno’s percentage of total voting power to 46.7%.

PROPOSAL ONE — ELECTION OF DIRECTORS

As a result of the decision of Mr. Anthony Celeste, a class 3 director, and Mr. William Ashton, a class 3 director, not to stand for re-election at the 2015 annual meeting, our board of directors authorized a reduction in number of members from nine members to seven members and believes that there is sufficient diverse expertise for proper oversight and that the additional expense of adding another director at this time is not warranted. Our board of directors is classified, meaning that each of our directors is designated to one of three classes and is elected to serve a three year term. The number of directors in each class is set so that each class is as equal in proportion as possible based upon the overall number of directors. In an attempt to achieve such proportionality, our board of directors accepted the resignation of Robert J. Spiegel as class 2 director and appointed him as a class 3 director. We have three directors in class 1, two directors in class 2 and two directors in class 3. Our board of directors, based on the recommendation of our nominating and corporate governance committee, nominated the two directors as candidates, both of whom are currently in class 3, for election at the 2015 annual meeting. The class 3 directors, if elected, will have terms expiring at the 2018 annual meeting. The class 2 directors have terms expiring at the 2017 annual meeting and the class 1 directors have terms expiring at the 2016 annual meeting.

At the 2015 annual meeting, stockholders will have an opportunity to vote for the two nominees for directors listed below. The persons named in the enclosed proxy card will vote to elect these two nominees as directors, unless you withhold authority to vote for the election of any or all of these nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of each of the following director nominees.

Director Nominees

The following paragraphs provide information as of the date of this proxy statement about each director nominee. The information presented includes information about each such director, including his age, all positions and offices he holds with us, his length of service as a director, his principal occupation and employment for the past five years and the names of other publicly held companies of which he serves or has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 30, 2015, see “Stock Ownership Information” above.

There are no family relationships between any of our directors and executive officers. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

John H. Johnson, age 57. Mr. Johnson became a Director for Sucampo in December 2014. He served as the President and Chief Executive Officer of Dendreon Corporation, a biotechnology company focused on cancer, from 2012 to July 2014. Prior to that, Mr. Johnson served as the Chief Executive Officer of Savient Pharmaceuticals, Inc. from 2011 to 2012, as President of Eli Lilly & Company’s Oncology Unit following its 2008 acquisition of Imclone Systems, Inc., and he held various executive roles of increasing responsibility at Johnson & Johnson, where he worked from 1988 to 2007. Mr. Johnson is currently the chairman of the Board of Directors of Cortendo AB, a global biopharmaceutical company focused on orphan endocrine disorders. He also serves on the Board of Directors of Cempra Inc., a clinical-stage pharmaceutical company, Portola Pharmaceuticals, Inc., a biopharmaceutical company, and Histogenics Corporation, a regenerative medicine company. Previously, he served as a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as a member of the Health Section Governing Board of Biotechnology Industry Organization (BIO). Mr. Johnson earned a bachelor’s degree from East Stroudsburg University of Pennsylvania. Our board of directors believes the characteristics that qualify Mr. Johnson for service on our board of directors include his leadership experience and extensive commercialization, licensing and strategic planning experience in the biopharmaceutical industry.

Robert J. Spiegel, age 65. Dr. Spiegel became a Director in January 2015. Dr. Spiegel was Chief Medical Officer of Schering-Plough and was involved in the successful filing of over 30 New Drug Applications. He also served on the executive committees overseeing research projects and drug licensing activities. Dr. Spiegel joined Schering-Plough in 1983 as Director, Clinical Research, progressing through clinical operations as Vice President of Clinical Research, Senior Vice President of Worldwide Clinical Research and then becoming Chief Medical Officer in 1998. He received his undergraduate degree, cum laude, from Yale University and his medical degree from the University of Pennsylvania. He is currently an Associate Professor at Weill Cornell Medical Center and serves on the board of directors and scientific advisory committees of a number of companies. Dr. Spiegel also currently serves as Chief Medical Officer at PTC Therapeutics. Our board of directors believes the characteristics that qualify Dr. Spiegel for service on our board of directors include leadership experience and extensive research and development, drug licensing and strategic planning experience in the biopharmaceutical industry.

Other Directors

The following paragraphs provide information as of the date of this proxy statement about each of the other directors.

William L. Ashton, age 64. Mr. Ashton became a Director in October 2009. Beginning in 2013, Mr. Ashton is a principal at Harrison Consulting Group, Inc. Mr. Ashton was the founding dean of the Mayes College of Healthcare Business and Policy from 2005 to 2008 and was the Senior Vice President of External Affairs at University of the Sciences in Philadelphia, Pennsylvania. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including Vice President of U.S. Sales and Vice President of Commercial and Government Affairs. Mr. Ashton currently serves on the boards of the Galena Biopharma, National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S., Education, from the California University of Pennsylvania and a M.A., Education, from the University of Pittsburgh. Our board of directors believes the characteristics that qualify Mr. Ashton for service on our board of directors include his leadership experience and judgment and his extensive sales and marketing experience in the pharmaceutical industry.

Anthony C. Celeste, age 76. Mr. Celeste became a Director in October 2007. Mr. Celeste served as Senior Vice President of Regulatory Affairs for Kendle International, Inc., an international clinical research organization, from 2001 until his retirement in December 2009. Prior to that, he served as the President and Chief Executive Officer of AAC Consulting Group, Inc., an independent, regulatory consulting firm, focusing on FDA matters from 1986 until its acquisition by Kendle International in February 2001. Prior to joining AAC Consulting in 1985, Mr. Celeste served for 25 years with the FDA, most recently as Director of the Office of Regional Operations. Mr. Celeste holds a B.S. in chemistry from Fordham University. Our board of directors believes the characteristics that qualify Mr. Celeste for service on our board of directors include his leadership experience and judgment in the drug regulatory process, prior chief executive officer experience in the pharmaceutical consulting industry, scientific understanding of the life sciences industry, and knowledge of the pharmaceutical regulatory environment.

Daniel P. Getman, Ph.D., age 59. Dr. Getman became our Chairman in March 2014 and has been a Director for Sucampo since September 2011. He served as the President of Kansas City Area Life Sciences, Inc. (KCALSI) from 2009 until his retirement in July 2012. Dr. Getman joined KCALSI from Pfizer, Inc., where he had been Vice President of Global Research and Development and Director of Pfizer’s St. Louis laboratories from 2003 to 2008; Dr. Getman also served on Pfizer’s external research network committee, responsible for the Midwest region. Prior to joining Pfizer, Dr. Getman worked at Pharmacia Corporation, which merged with Pfizer in 2003, and G.D. Searle & Company and Monsanto Company. Dr. Getman’s own research experience spans medicinal chemistry in the areas of arthritis, cancer and infectious diseases, including a large program with G.D. Searle/Monsanto Pharmacia, before its merger with PharmaciaPfizer, on HIV Protease Inhibitors for AIDS that led to three separate licensing deals and two marketed products for AIDS patients – Lexiva® and Prezista®. He also serves as a member of the National Council for the Washington University School of Medicine, is a member of the Board of Managers for the Children’s Discovery Institute at Children’s Hospital/Washington University School of Medicine, and is an advisor to the Wisconsin Alumni Research Foundation catalyst accelerator program. He is currently Board Chair for the Missouri Biotechnology Association and a Board member of the Kansas Bioscience Organization. Dr. Getman earned a bachelor’s degree in chemistry from State University New York Buffalo and a doctorate in organic chemistry from the University of Minnesota.

Peter Greenleaf, age 45. Mr. Greenleaf became our Chief Executive Officer and a Director since March 2014. Prior to his leadership of Sucampo, Mr. Greenleaf was CEO and Board member of Histogenics Corporation, a regenerative medicine company, from June 2013 through February 2014. From 2008 to June 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. While at MedImmune, Mr. Greenleaf was instrumental in driving the expansion of MedImmune’s pipeline into over 120 clinical and pre-clinical programs and the commercialization of its marketed products. Mr. Greenleaf also served as President of MedImmune Ventures from January 2010 to June 2013, a wholly owned venture capital fund within the AstraZeneca Group, where he led investment in emerging biopharmaceutical, medical device, and diagnostic companies. Prior to serving as President of MedImmune, Mr. Greenleaf was the Chief Commercial Officer of the company, responsible for its commercial, corporate development and strategy functions. Mr. Greenleaf has also held senior commercial roles at Centocor Biotech, Inc. (now Jansen Biotechnology, Johnson & Johnson) from 1998 to 2006 and prior to that Boehringer Mannheim G.m.b.H. (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. Mr. Greenleaf is also a member of the board of directors of the Biotechnology Industry Organization (BIO), where he also serves on the Governing Board of the Emerging Companies Section. Mr. Greenleaf’s previous Board appointments include the University of Maryland Baltimore Foundation, Inc.; Rib-X Pharmaceuticals; LigoCyte Pharmaceuticals; and Corridor Pharmaceuticals. He received a Master of Business Administration degree from St. Joseph’s University and a Bachelor of Science degree from Western Connecticut State University. Our board of directors believes the characteristics that qualify Mr. Greenleaf for service on our board of directors include his leadership experience and extensive commercialization, strategic planning, and drug development experience in the biopharmaceutical industry.

Barbara A. Munder, age 69. Ms. Munder became a Director in February 2013. Since 2005, Ms. Munder serves as Senior Advisor at Institutional Investor LLC, an international business-to-business publisher. From 2001 to 2005, she was Executive Director of the Institutional Investor Institute and The Hedge Fund Institutional Forum, Institutional Investor LLC. From 2001 to 2002, she was a principal of Munder & Associates, a marketing- and web-strategy consulting firm. Also in 2001, Ms. Munder served as Chief Operating Officer at Womenfuture LLC, a distance learning company, where she oversaw e-business strategy. From 1994 to 2000, Ms. Munder held various positions with The McGraw-Hill Companies, Inc., including Senior Vice President, New Initiatives, with oversight for corporate-wide electronic commerce, and Senior Vice President, Corporate Affairs, with responsibility for branding, marketing, communications, and Washington affairs. Ms. Munder also served as a director of PetSmart Inc. and serves as a director of Munder Realty Corporation, a private real estate firm. Additionally, she has been on the advisory board for DOAR, a private litigation information services and consulting firm; Izzo Systems, a manufacturer of ergonomically designed golf bags and straps; and Lighthouse International, a non-profit for the visually impaired. Ms. Munder holds a B.A. in political science from Elmira College and a M.B.A. in Finance from New York University, Stern School of Business Administration. Our board of directors believes the characteristics that qualify Ms. Munder for service on our board of directors include her senior leadership experience and judgment in the publishing, communications and electronic commerce industries.

Maureen E. O’Connell, age 53. Ms. O’Connell became a Director in February 2013. Since 2007, Ms. O’Connell has been the Executive Vice President, Chief Administrative Officer and Chief Financial Officer at Scholastic Inc. Ms. O’Connell has overall responsibility for finance, human resources, information technology, customer service, facilities, supply chain, and manufacturing. From 2005 to 2006, she served as Executive Vice President and Chief Financial Officer at Affinion Group, Inc., a leading affinity direct marketer of membership, insurance and loyalty programs. From 2002 to 2004, she held a series of progressively more responsible positions, including President and Chief Operating Officer and Executive Vice President, Chief Financial and Administrative Officer at Gartner, Inc., a leading technology research and advisory firm. From 2000 to 2002, she worked at Barnes & Noble, as their Executive Vice President and Chief Financial Officer. From 1998 to 2000, she was the Chief Financial Officer and Vice President at Publishers Clearing House. She worked as the Senior Vice President of Finance and Marketing Analysis at BMG Direct from 1997 to 1998. From 1990 to 1997, she held a series of positions at Primedia, Inc., most recently as Chief Financial Officer and Senior Vice President. Ms. O’Connell is a former member of the board of directors of Beazer Homes from 2002 to 2007, where she served as audit chair for most of her tenure. Ms. O’Connell holds a B.S. in Accounting and Economics from New York University, Stern School of Business Administration and is a Certified Public Accountant in the State of New York. Our board of directors believes the characteristics that qualify Ms. O’Connell for service on our board of directors include her senior leadership experience in finance and operations, including in particular her previous experience as a chief financial officer for seven companies.

Kei S. Tolliver, age 41. Ms. Tolliver became a Director for Sucampo in May 2013. Since May 2008, she has been the Executive Vice President of S&R Technology Holdings, LLC, a Bethesda based holding company whose mission is to provide support to global entrepreneurs and new businesses. She oversees overall operation of S&R Technology. Ms. Tolliver also assists with the operation and the program management at S&R Foundation. From March 2006 until May 2008, Ms. Tolliver was our Vice President of Business Development. From October 2004 to March 2006, she was our Director of Business Development. She was closely involved with our initial public offering and acquisition of our overseas affiliates in the U.K. and Japan. From May 2002 to October 2004, Ms. Tolliver worked as our Associate Director of Business Development and was mostly involved in our global operations in the U.K. and Japan. In May of 1998, she became our first full-time employee. Ms. Tolliver holds a B.A., magna cum laude, in Political Science from West Virginia University, and has studied Business Management in the Center for Professional Development at Georgetown University. Ms. Tolliver recently earned a J.D. degree with honors from the Columbus School of Law at the Catholic University of America in Washington, D.C. and is a licensed attorney in the state of Maryland. Our board of directors believes the characteristics that qualify Ms. Tolliver for service on our board of directors include her deep knowledge of our company’s products and her global experience.

Executive Officers

Our executive officers and their respective ages and position(s) as of March 30, 2015 are as follows:

Name	Age	Position
Peter Greenleaf	45	Chief Executive Officer and member of the Board of Directors
Andrew P. Smith	52	Chief Financial Officer
Matthias Alder	50	Executive Vice President, Business Development and Licensing
Max Donley	46	Executive Vice President, Human Resources
Peter Kiener, D.Phil.	62	Chief Science Officer
Thomas J. Knapp	62	Executive Vice President, Chief Legal Officer and Corporate Secretary
Peter Lichtlen, M.D., Ph.D.	47	Chief Medical Officer
Stanley G. Miele	51	Senior Vice President of Sales & Marketing of Sucampo Pharmaceuticals, Inc., and President of Sucampo Pharma Americas, LLC

Each of our executive officers serves until he or she resigns, retires or is otherwise removed or replaced.

Peter Greenleaf. For more information about Mr. Greenleaf, see ‘‘Other Directors’’ above.

Andrew P. Smith. Mr. Smith joined in February 2011 as Principal Accounting Officer of Sucampo Pharmaceuticals, Inc. and Director, Finance of Sucampo Pharma Europe, Ltd.  In January 2012, he was promoted to Vice President, Operations & Finance of Sucampo AG, and in January 2015 he was promoted to Chief Financial Officer.  From June 2009 to February 2011, Mr. Smith provided consulting services on financial and accounting matters to Sucampo Pharma Europe, Ltd. From 2006 to 2009, Mr. Smith was Finance Director and Company Secretary of Retroscreen Virology, of London, England, Europe's leading contract virology research organization offering both clinical and analytical services. From 2004 to 2006, he was the Finance Director and Company Secretary-Europe at Clearlab, a division of 1-800 Contacts Inc. following Clearlab's 2004 acquisition of VisionTec CL Ltd., of which he was a co-founder and member of its Board of Directors. Prior to that, Mr. Smith held finance and accounting leadership positions at Biocompatibles, plc., Hydron Ltd., and Allergan Inc.'s UK-based subsidiary. Mr. Smith is a Chartered Global Management Accountant and a Fellow of the Chartered Institute of Management Accountants.

Matthias Alder. Mr. Alder became our Executive Vice President for Business Development and Licensing in October 2014. Prior to joining Sucampo, he served from 2013 to October 2014 as Executive Vice President of Corporate Development and Legal Affairs and Corporate Secretary at Cytos Biotechnology AG, a biopharmaceutical company focused on the development of targeted immunotherapies. From 2006 to 2012 he held various roles of increasing responsibility, including Senior Vice President Administration, General Counsel and Secretary; Legal Affairs, Corporate Secretary and Compliance Officer; and Manager of Human Resources, Quality Assurance, Drug Safety and Intellectual Property at Micromet Inc., which was acquired by Amgen. Mr. Alder was also a partner in the Life Sciences Transactions Practice at Cooley LLP from 1997 to 2006, where he represented biotech companies in strategic transactions with pharmaceutical companies. Earlier in his career, Mr. Alder was in-house counsel at Ciba-Geigy and Novartis from 1994 to 1997. Mr. Alder earned law degrees from the University of Basel and the University of Miami and is qualified to practice law in Switzerland and the U.S.

Max Donley. Mr. Donley became our Executive Vice President of Human Resources in June 2014. Prior to joining Sucampo, Mr. Donley was the Executive Vice President of Human Resources and Corporate Affairs for MedImmune LLC, the global biologics arm of AstraZeneca, where he worked from 2000 to 2013. He served as the Director of Human Resources and Development at Bed, Bath, & Beyond from 1993 to 2000. This work helped build the human resources infrastructure that grew the company from 20 locations in 12 states to 254 locations in 39 states with revenues of $1.8B. Mr. Donley started his career at Fairfield Resources, where he worked from 1992 to 1993, and R.H. Macy & Co. Inc., where he worked from 1991 to 1992. Mr. Donley co-founded Axcelerant Health, a healthcare technology accelerator firm, where he remains a member of the Board of Directors. Mr. Donley earned a bachelor’s degree in general studies from the University of Michigan, and a master’s degree in business administration from George Mason University.

Peter Kiener, D.Phil. Dr. Kiener became our Chief Science Officer in October 2014. Prior to joining Sucampo, he served as CSO of Ambrx Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates, since 2013. From 2009 to 2013, Dr. Kiener was President and Co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. He also held leadership roles of increasing responsibility from 2001 to 2009 at MedImmune LLC, the global biologics arm of AstraZeneca, including Executive Vice President and Global Head of Biologics Research and Development, Senior Vice President and Head of Global Research, and Vice President of Research. Dr. Kiener worked on biologics for Bristol-Myers Squibb from 1983 to 2001. He started his career at the University of North Texas/Texas College of Osteopathic Medicine, where he was an Assistant Professor from 1982 to 1983, and the University of Massachusetts at Amherst, where he was a Research Associate from 1978 to 1982. Dr. Kiener has served on the scientific advisory Boards of KAI Pharmaceuticals Inc., Genocea Biosciences Inc., NKT Therapeutics Inc. and VLST Corporation. Dr. Kiener has also served as a director of Receptor BioLogix Inc., Synovex Corporation and Virdante Pharmaceuticals Inc. He has published more than 120 papers in peer-reviewed journals and is an inventor on more than 40 patents and patent applications. He earned a bachelor’s degree in chemistry from the University of Lancaster and a doctorate of philosophy in biochemistry from the University of Oxford.

Thomas J. Knapp. Mr. Knapp became our Executive Vice President, Chief Legal Officer and Corporate Secretary in March 2012, after joining Sucampo in 2010 as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining the company, Mr. Knapp was of counsel at Exemplar Law Partners, LLC, and a partner and member at Knapp Law Firm beginning in 2008. From 2003 to 2008, he was Deputy General Counsel and then Vice President, General Counsel and Corporate Secretary at NorthWestern Corporation, an electric and natural gas transmission and distribution company. Mr. Knapp served as of counsel at Paul Hastings LLP, a leading international law firm based in Washington, D.C., from 2001 to 2002. Previously in his career, Mr. Knapp was Assistant General Counsel at The Boeing Company from 1998 to 2000 and served as of counsel at Paul Hastings LLP, from 1996 to 1998. He held various in-house positions, including as Labor Counsel, at The Burlington Northern & Santa Fe Railway Company from 1980 to 1995. Mr. Knapp earned a bachelor’s degree in political science at University of Illinois-Urbana and a juris doctorate at Loyola University of Chicago School of Law.

Peter Lichtlen, M.D., Ph.D. Dr. Lichtlen became our Chief Medical Officer in July 2014. He also served as Sucampo’s Senior Medical Officer & Vice President of European Operations from 2011 to 2013. Prior to his appointment as CMO, Dr. Lichtlen was a consultant, providing support to the company in areas such as clinical development, reviews of protocols, the NICE endorsement for AMITIZA® in the U.K., European Medical Affairs activities, as well as medical support for the lubiprostone pediatric functional constipation program. Prior to joining the company, Dr. Lichtlen held various roles at ESBATech AG (acquired by Alcon/Novartis in 2009), of Schlieren, Switzerland, where he worked since 2000. He held several progressively more senior positions, culminating in being named Medical Director/Head, Clinical Research & Development, and a member of its senior management team, a position he held from 2004 to 2010. In that role, he was responsible for setting and managing clinical development strategy; serving as the scientific and medical lead for its clinical programs; overseeing interactions with regulatory agencies in Europe; and identifying new molecular targets and clinical indications, among other duties. Dr. Lichtlen also co-founded Numab AG, a Swiss biotechnology company that innovates antibody-based therapeutics, where he remains a member of the Board of Directors. He is a member of the Swiss Medical Association (FMH) and the Swiss Association of Pharmaceutical Professionals (SwAPP), the author of various peer-reviewed articles, and the holder of four patents. Dr. Lichtlen earned doctorate degrees in medicine and molecular biology at the University of Zurich.

Stanley G. Miele. Mr. Miele became our Senior Vice President of Sales and Marketing in October 2008, promoted from his prior positions as Vice President of Sales and National Director of Sales; he has been with the company since 2006. He was also named President of Sucampo Pharma Americas, LLC in September 2009. Prior to joining Sucampo, Mr. Miele was the i-STAT Executive Sales Manager from 2005 to 2006 for Abbott Diagnostics, a division of global healthcare company Abbott Laboratories. He also held a series of positions at Millennium Pharmaceuticals, where he worked from 2003 to 2005, and at COR Therapeutics, prior to its acquisition by Millennium, including National Sales Director, Cardiology. Mr. Miele started his career as a sales representative both at the Hospital Products Division of Abbott Laboratories, and at Syntex Labs. He earned a bachelor’s degree in management communications from the University of Dayton.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS,
BOARD STRUCTURE AND COMMITTEE COMPOSITION

General

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. In 2014, we were considered a “Controlled Company” under Rule 5615(c)(1) of the NASDAQ Listing Rules. Under the NASDAQ Listing Rules, a “Controlled Company” is a company in which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Dr. Ryuji Ueno and Dr. Sachiko Kuno, directly and through companies they control, collectively own more than 50% of the voting power of our outstanding stock entitled to elect directors. Under Rule 5615(c)(2) of the NASDAQ Listing Rules, a Controlled Company does not need to have a majority of independent directors, and is not required to have independent directors determine executive compensation or select nominees to serve as directors. Even though we are not required to comply with the NASDAQ Listing Rules concerning independent directors, we have nonetheless established corporate governance policies by which we do comply with these rules. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, audit committee charter, compensation committee charter, nominating and corporate governance committee charter, code of conduct and code of ethics are available on our website at www.sucampo.com under Investors, Corporate Governance. Information on our website is not incorporated by reference in this Proxy Statement. Alternatively, you can request a copy of any of these documents by writing to Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of their duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which outline a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to protect the interest of our stockholders and oversee the management of our company;
•	a majority of the members of our board of directors shall be independent directors;
•	the independent directors shall meet regularly in executive session;
•	directors have full and free access to management and, as necessary, independent advisors;
•	the nominating and corporate governance committee will conduct an annual evaluation of our board of directors and its committees to determine whether they are functioning effectively; and
•	the nominating and corporate governance committee will oversee an annual evaluation of executive succession plans.

Board Determination of Independence

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that the following current non-employee directors of our company (Messrs. Ashton, Celeste and Johnson, Dr. Spiegel, Ms. Munder, Ms. O’Connell, and Dr. Getman), who collectively constitute a majority of our board of directors, and who would, upon election of Mr. Johnson and Dr. Spiegel, constitute a majority of our board of directors, are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and that none of these directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board of Directors Meetings and Attendance

Our board of directors met 11 times during the year ended December 31, 2014, either in person or by teleconference. During 2014, each of our directors attended at least 75% of the aggregate of the number of board or committee meetings held during the period for which he or she served. We currently do not have a policy with regard to board members’ attendance at our annual meetings of stockholders, but we generally encourage our board members to attend.

Board Committees

Our board of directors has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.sucampo.com under Investors, Corporate Governance. Information on our website is not incorporated by reference in this Proxy Statement. Each committee is composed solely of members who are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules and will satisfy the other requirements for committee composition imposed by NASDAQ and the SEC. In December 2014, our board of directors discontinued the science & technology committee and commercialization committee. Our board of directors may from time to time establish one or more other committees with such responsibilities as may be delegated to them by our board of directors.

Audit Committee

Our audit committee consisted of Maureen E. O’Connell, William L. Ashton, Anthony C. Celeste and Barbara A. Munder, with Ms. O’Connell serving as the chair of the committee.

Our audit committee assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s retention, qualifications and independence and the performance of our independent registered public accounting firm.

Our audit committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	appointing, evaluating, retaining, setting the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our company’s major financial and operational risks and management’s assessment, monitoring and control of those risks;
•	evaluating from time to time the necessity of adopting a formal internal audit function and overseeing that function, if adopted;
•	reviewing and approving all related party transactions on an ongoing basis;
•	establishing policies and procedures for the receipt and resolution of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	preparing the audit committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter on an annual basis; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of the audit committee qualifies as an independent director under the applicable NASDAQ rules and the applicable rules and regulations of the SEC. Our board of directors has also determined that each member of the audit committee is financially literate under Rule 5605(a)(2)(A)(iv) of the NASDAQ Listing Rules and that Ms. O’Connell is qualified as an “audit committee financial expert” as defined by the SEC by virtue of her business experience described above. The audit committee met 12 times in 2014.

Compensation Committee

At the end of 2014, our compensation committee consisted of William L. Ashton, Daniel P. Getman, Ph.D. and Barbara A. Munder, with Ms. Munder serving as the chair of the committee.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our compensation committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity compensation plans;

•	reviewing and evaluating the compensation plans and arrangements to ensure those plans and arrangements align with our company’s principal financial and operational risks;
•	overseeing the evaluation of the performance of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	preparing the compensation committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of our compensation committee qualifies as an independent director under the applicable NASDAQ and SEC rules. The compensation committee met 12 times in 2014.  Information on our website is not incorporated by reference in this Proxy Statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consisted of William L. Ashton, Anthony C. Celeste and Barbara A. Munder, with Mr. Celeste serving as the chair of the committee.

Our nominating and corporate governance committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•
recommending to our board of directors the persons to be nominated for election as directors or to fill vacancies on our board of directors and to be appointed to each of our board of directors’ committees;

•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	identifying, reviewing and assessing board governance risks and developing a process to monitor and control those risks;
•	developing and recommending to our board of directors corporate governance principles and guidelines;
•	overseeing a periodic self-evaluation of our board of directors;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of our nominating and corporate governance committee qualifies as an independent director under the applicable NASDAQ rules. The nominating and corporate governance committee met 11 times in 2014.

Science and Technology Committee

Our science and technology committee consisted of Anthony C. Celeste, Daniel P. Getman, Ph.D., Gayle R. Dolecek, P.D. and Ryuji Ueno, M.D., Ph.D., Ph.D., with Dr. Getman serving as chair of the committee. In March 2014, Dr. Ueno resigned as member of the committee, Dr. Dolecek announced that he would no longer be on the committee as of the 2014 annual meeting date, and in March 2014 Peter Greenleaf was appointed a member of the committee. Accordingly, our science and technology committee consisted of Anthony C. Celeste, Daniel P. Getman, Ph.D., and Peter Greenleaf, with Dr. Getman serving as the chair of the committee. In December 2014, the science and technology committee was discontinued.

Our science and technology committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•
reviewing, evaluating, and advising our board or directors and management regarding the long-term strategic goals and objectives, and the quality and direction, of our research and development programs;

•	evaluating the scientific, regulatory, patent and clinical feasibility of new product candidate selection and their advancement into early clinical development;
•	regularly reviewing our research and development pipeline;
•
partnering with the commercialization committee to ensure our research and development portfolios supports commercial strategies and goals with optimal product labels, new indications and candidate flow;

•
reviewing and advising our board of directors and management on our major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and healthcare and changing market requirements;

•	monitoring and evaluating trends in research and development, and recommending to our board of directors and management emerging technologies for building our technological strength;
•
recommending approaches to acquiring and maintaining technology positions; advising our board of directors and management on the scientific aspects of major acquisitions and business development transactions;

•	periodically reviewing our overall patent strategies;
•	providing input to our compensation committee in setting targets and assessing results relative to targets with respect to research and development metrics in our incentive compensation programs; and
•	reviewing and reassessing the adequacy of its charter on an annual basis.

The science and technology committee is not required to meet the independence requirements under the applicable NASDAQ rules. The science and technology committee met 3 times in 2014.

Commercialization Committee

Our commercialization committee consisted of William L. Ashton, Maureen E. O’Connell, Kei Tolliver and Daniel P. Getman, Ph.D., with Mr. Ashton serving as chair of the committee. In March 2014, Peter Greenleaf was appointed as a member of the committee. Accordingly, our commercialization committee consisted of William L. Ashton, Daniel P. Getman, Ph.D., Kei Tolliver, Peter Greenleaf and Maureen E. O’Connell, with Mr. Ashton serving as chair of the committee. In December 2014 the commercialization committee was discontinued.

Our commercialization committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	reviewing and recommending commercial transactions in excess of $10 million;
•	evaluating and providing advice to management on significant commercial matters and major partnerships and transactions;
•	recommending any new policies or directions that are required for business development and commercialization functions;
•	overseeing and recommending any significant commercial engagement strategies;
•	assessing commercial strategies, policies, and standards;
•	preparing any committee reports that may be required;
•
monitoring the performance of our business development and commercialization strategies, any financial obligations in relation to the commercial strategy, and providing input to our compensation committee on the annual corporate goals related to commercial activities; and

•	reviewing and reassessing the adequacy of its charter on an annual basis.

The commercialization committee is not required to meet the independence requirements under the applicable NASDAQ rules. The commercialization committee met 2 times in 2014.

Board Leadership Structure and Risk Oversight

Our board of directors regularly evaluates whether or not the roles of chairman of the board of directors and chief executive officer should be separate and, if they are to be separate, whether the chairman of the board of directors should be selected from the non-employee directors or be an employee of the company. The board of directors believes these issues should be considered as part of the board of directors’ broader oversight and succession planning process. Our board of directors has decided upon Dr. Ueno’s resignation from the board of directors and appointment of a new chief executive officer to select an independent member of the board of directors as chair of the board of directors. Currently, Dr. Getman serves as the chairman of our board of directors. Our board of directors believes that Dr. Getman is currently best situated to serve as chairman of our board of directors due to his scientific education and experience as well as his knowledge of our company’s products and technology.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of our board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as the lead independent director. Because our board of directors decided to select an independent member as the chair, Mr. Celeste resigned as lead independent director.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. Our board of directors believes an effective enterprise risk management, or ERM, system will timely identify the material risks that our company faces and through such ERM system management will communicate necessary information with respect to material risks to our board of directors or the relevant board committee, implement appropriate and responsive risk management strategies consistent with our company’s risk profile and integrate risk management into our company’s decision-making. Our entire board of directors oversees general risk management of our company and continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for our company. Our board of directors also encourages management to promote a corporate culture that incorporates risk management into the corporate strategy and day-to-day business operations. Our audit committee focuses on oversight of the financial risks of our company and the steps management has taken to monitor and control such exposures. Our audit committee also oversees and approves all related party transactions. Our nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation. Our compensation committee considers risks that may result from changes in compensation programs. Our science and technology committee considered risks that may result from changes in our pipeline development which now will be evaluated by the board of directors upon input from the management team. Our commercialization committee considered risks that may result from changes in the commercialization of our marketed products which now will be evaluated by the board of directors upon input from the management team. We believe that the leadership structure of our board of directors supports effective oversight of our company’s risk management.

Code of Conduct and Code of Ethics

Our board of directors adopted a Code of Conduct and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Conduct is available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Conduct.

Our board of directors also adopted a Code of Ethics for the chief executive officer and senior officers, which along with specific complaint procedures are available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Ethics for the chief executive officer and senior officers.

Executive and Director Compensation Process

Our compensation committee has implemented an annual review process for our executives pursuant to whom the committee approves annual salary increases, annual cash bonus amounts and annual stock option awards granted to our executives. Our compensation committee also has authority to issue other types of equity awards. Our chief executive officer and human resources manager prepare compensation recommendations regarding the compensation of each of our executive officers, other than our chief executive officer, and present these recommendations to our compensation committee for approval. Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer, evaluates the chief executive officer’s performance in light of these goals and objectives and determines the compensation of the chief executive officer based on this evaluation.

Our board of directors has delegated to our chief executive officer the authority to grant stock options to employees under our Amended and Restated 2006 Stock Incentive Plan, or the 2006 Stock Incentive Plan. This authority is limited insofar as our chief executive officer is not authorized to grant options to himself or to any other director or executive officer. In addition, this authority was supplemented by the board of directors, as permitted by the 2006 Stock Incentive Plan, in 2014 for any stock option grants for all non-executive officer employees by requiring the following: (1) such options shall be on a four year vesting schedule and on the terms set forth in the applicable form of stock option grant agreement as approved by our board of directors or our compensation committee; (2) our chief executive officer shall not be authorized to grant (a) options to himself, any other “executive officer” of our company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any “officer” of our company under Rule 16a-1(f) of the Exchange Act, or any other person that our board of directors or our compensation committee may from time to time designate in writing, (b) in aggregate, in 2014, options with respect to more than 1,000,000 shares of our company’s class A common stock, or (c) to any person, in 2014, options with respect to more than 200,000 shares of our company’s class A common stock; and (3) our chief executive officer shall maintain a list of the options granted pursuant to this delegated authority and shall report to our compensation committee regarding the options granted, at such times and in such form as our compensation committee may from time to time request.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist the committee in executing its responsibilities. Additional information about the process follows and decisions made by our compensation committee regarding executive compensation is included under the heading “Compensation Discussion and Analysis” below. In April 2014, the compensation committee retained Towers Watson, a global consulting practice focused on the compensation issues facing technology and life sciences companies at all stages of development, to assist in an overall evaluation of our director and executive compensation programs. Towers Watson did provide services in excess of $120,000 and the compensation committee did not delegate its authority to other persons.

Our board of directors as a whole determines the compensation to be paid to our board members upon the recommendation of our compensation committee which seeks the services from Towers Watson on the board of director and committee compensation.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee and our board of directors.

In considering whether to recommend any particular candidate for inclusion in our board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance committee also considers the diversity of our board members and any candidates and nominees. Our board of directors or our nominating and corporate governance committee has not adopted any particular standard or policy with respect to diversity, but it considers varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our nominating and corporate governance committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such candidates, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of any class of our common stock for at least a year as of the date such recommendation is made, to the Corporate Secretary, c/o Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814. Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals.”

Communicating with the Independent Directors

Our board of directors has adopted a process for stockholders and others to send communications to our board of directors and will give appropriate attention to written communications that are submitted by stockholders and other interested parties and respond if and as appropriate. The lead independent director or, if there is no lead independent director, the chairman of our board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Sucampo Pharmaceuticals, Inc., 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814.

Audit Committee Report*

As stated in its charter, among other responsibilities, the audit committee's role is to oversee our responsibility for the preparation, presentation, and accuracy of our financial statements, for the appropriateness of the accounting principles and reporting policies that are used by us, and for establishing and maintaining effective internal control over financial reporting. Our independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting and for reviewing our unaudited interim financial statements.

The audit committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The audit committee’s functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The audit committee serves as a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The audit committee has reviewed our audited financial statements for the year ended December 31, 2014 and discussed them with our management and our independent registered public accounting firm.

The audit committee has received the written disclosures and the letter from our independent registered public accounting firm as required by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding their independence. We have discussed with our independent registered public accounting firm their independence from our company and our management. The audit committee has also concluded that the provision of the non-audit services to our company in 2014 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the audit committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

By the Audit Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Maureen E. O’Connell, Chair
William L. Ashton
Anthony C. Celeste
Barbara A. Munder

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

R-Tech Ueno, Ltd.

Pursuant to our exclusive supply agreements with R-Tech, R-Tech provides us with clinical and commercial supplies of all prostones under development. Drs. Ueno and Kuno directly and indirectly own a majority of the capital stock of R-Tech. Until March 3, 2014, Dr. Ueno was our chief executive officer and a member of our board of directors. Dr. Kuno and Dr. Ueno are married to each other.

During the year ended December 31, 2014, we ordered from R-Tech approximately $396,000 of clinical supplies, $171,000 of other research and development services and $15.8 million of commercial supplies under the terms of all the exclusive manufacturing and supply agreements between us and R-Tech. Neither Dr. Ueno nor Dr. Kuno received any direct value from the transaction.

We expect to continue to make payments to R-Tech in the regular course of business in 2015 and thereafter pursuant to our exclusive manufacturing and supply agreements. Neither Dr. Ueno nor Dr. Kuno will receive any direct value from the transaction.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant and a related person has a direct or indirect material interest. We consider a related person to be one of our executive officers, directors, director nominees or holders of 5% or more of our common stock, or the immediate family members of any of the foregoing.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer or the audit committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of our audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by our audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;
•	whether the related person transaction was undertaken in the ordinary course of our business;
•	whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related person transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

In this section, we provide an overview of the Compensation Committee’s major decisions in 2014 and resulting changes to NEO compensation. Detailed information follows in the balance of the Compensation Discussion & Analysis report.

A New Beginning	Compensation Committee activities in 2014

2014 was a transformative year for Sucampo. Not only did we deliver over 55% market cap growth to our shareholders, but we also reset our strategy, including a number of important changes from an executive compensation perspective.

In March, following his appointment as Chief Executive Officer (CEO), succeeding our co-founder and former Chairman, CEO and Chief Scientific Officer, Dr. Ryuji Ueno, Peter Greenleaf launched a comprehensive strategy review designed to leverage Sucampo’s strong scientific heritage and global reach. His intent was to place Sucampo on a path to deliver sustainable value creation for our patients, our shareholders and our employees.
	✓	Appointed new independent compensation consultant

	✓	Updated Sucampo’s compensation philosophy and established Compensation Guiding Principles

	✓	Established a comprehensive compensation framework

	✓	Introduced new risk management and shareholder alignment policies, including equity ownership guidelines

	✓	Developed a new compensation peer group and undertook a market analysis

	✓	Approved a 3.0% merit raise budget

	✓	Aligned the Annual Incentive Plan (AIP) to market to ensure appropriate pay-for-performance opportunity

The Compensation Committee agreed that as a result of this strategic review, it was critical to assess all aspects of Sucampo’s compensation programs to ensure strategic and market alignment. Sucampo needs to ensure compensation that drives behaviors that will support our strategy while remaining attractive in the highly dynamic and competitive biopharmaceutical market. Our employees and leaders will play a critical role in the successful execution of our strategy, both now and in the future.
✓	Formalized on-going Long-Term Incentive (LTI) plan to align management and shareholder interests

✓	2014 LTI grants made with a view to aligning workforce with the strategy reset

✓	Enhanced performance management systems to ensure straight-line linkage between performance and pay

✓	Involved in decisions relating to executive personnel changes and their compensation

Linking our Compensation and Business Strategies

Sucampo’s overarching strategy harnesses the success of our heritage through maximizing revenues in existing markets, focusing our clinical development efforts, and enhancing our scientific capabilities. A key focus is on building a sustainable future through portfolio progression and diversification. At Sucampo, we seek the right people to get the right drug to the right place at the right time. Our compensation programs are a key people tool, enabling us to attract and retain top talent, while incentivising and rewarding them for performance that is in the best interests of our shareholders.

Sucampo Vision: To develop a leading fully integrated, biopharmaceutical company focused on science and innovation with a passionate and relentless pursuit of solutions for patients in need.
Compensation Philosophy: Sucampo is a publicly-traded, global commercial biopharmaceutical company for which talent provides the strategic cornerstone. As such, our compensation philosophy will ensure we are able to:

1. 2.	Attract, retain and engage new talent globally Ensure consistent, strong leadership through viable succession planning	3.	Ensure sustainable engagement, focus and motivation to achieve critical business, financial, R&D and product milestones through strategically-aligned annual and long-term incentive programs	4.
Provide a competitive compensation package, targeted at the median percentile of total direct compensation. Compensation to be based on peer group market data comprising industry peers that represent our business competitors and talent pool, with leveraged upside when performance exceeds target

Activities and changes for 2014 during the year included the following:
✓	Hired CEO, CMO, CSO EVP BD&L, EVP HR, SVP Regulatory representing a combined 125+ years of biopharmaceutical industry experience	✓	Merit increases, AIP and LTI plan directly link performance to pay	✓	Peer group reset to ensure current market alignment
		✓	New equity ownership guidelines encourage long-term sustainable growth	✓	AIP maximum individual performance factor increased to 200% of target
✓	CSO and EVP, HR have held CEO and/or President roles in prior biopharma space
This Compensation Philosophy is underpinned by our newly established Compensation Guiding Principles:

●	Compensation programs should be simple, equitable and transparent. They should affirm a rewards philosophy that will support Sucampo’s strategy and effectively attract and retain critical biopharmaceutical talent.

●	Compensation decisions should be timely and informed by market practices, strategy and talent needs in order to be nimble in a highly competitive biopharmaceutical labor market.

●	Programs should provide a strong linkage to financial and milestone results while also recognizing individual performance, in particular, that of our top performers.

●	The AIP should incorporate a limited number of metrics to sustain powerful line of sight to critical objectives.

●	The AIP should have appropriate leverage to reward for out-performance, balancing participant and shareholder expectations.

●	Equity is a valuable resource that will be allocated based upon employee level, contribution, performance, potential and affordability.

●	Changes and the rationale for change should be clearly communicated to ensure understanding by key stakeholders.

Changes to our Compensation Programs

With our refreshed compensation philosophy, leadership team and strategy, the Compensation Committee made a number of changes to enhance the alignment of our practices with this strategy and the market.

Activity	What changed			Why it changed
Refreshed compensation peer group	•	Removed the following companies from our peer group:		•	Better align our peer group with the strategic direction of Sucampo, articulated in the re-launch of our strategy
		Anika Therapeutics	Dyax Corporation
		Astek Pharmaceuticals, Inc.	InterMune, Inc.	•	Reflect changes in marketplace dynamics in our peer group
		AVEO Pharmaceuticals, Inc.	Ligand Pharmaceuticals, Inc.
		BioCryst Pharmaceuticals, Inc.	Optimer Pharmaceuticals, Inc.	•	Reflect the growth and potential of Sucampo’s market size
		Cornerstone Therapeutics, Inc.	Pozen, Inc.
	•	Added the following companies to our peer group:
		Aerie	MacroGenics
		Arena	Nektar Therapeutics
		Avalanche Biotechnologies	Ophthotech
		Exelixis	Theravance
		Inovio	Vanda
		Ironwood	VIVUS
	•	Maintained the following peer companies:
		AMAG Pharmaceuticals, Inc	DURECT Corporation
		Avanir Pharmaceuticals, Inc.	Momenta Pharmaceuticals Inc
		DepoMed Inc.	Vical Incorporated
Zogenix, Inc.
Market benchmarked compensation	•	Increased AIP potential maximum to 200% of target for individual performance (potential maximum for corporate performance remains at 140% of target for 2014)		•	Maintain market competitiveness
				•	Support expectations of a high-performing culture
Formalized long-term incentive program	•	Made long-term incentive awards during the year in connection with the strategic reset		•	Align executive interests with those of shareholders
	•	Established guidelines for a formal program for 2015 onwards		•	Develop an ownership culture
				•	Be transparent with stakeholders
				•	Maintain market competitiveness

Reviewed performance alignment under variable compensation plans	•	Retooled our performance management systems to deliver straight-line linkage between performance and all components of pay	•	Increase linkage between performance and pay
			•	Reinforce the concept of differentiating pay on the basis of performance
Realigned stock ownership guidelines	•	Updated the stock ownership guidelines for both executives and outside directors to reflect market prevalent design features and levels	•	Align company and shareholder interests
			•	Develop an ownership culture

These changes are intended to further strengthen the alignment between our executives’ interests and those of our shareholders in accordance with our compensation philosophy.

Personnel Changes and our 2014 Named Executive Officers

Following the re-launch of our strategy to shareholders and employees in July, the Board set out to execute against it. One component of the new strategy was to further strengthen our capabilities at a senior level, and the Board added world-class leaders to round out our executive team. This has resulted in a number of changes to our executive personnel.

Exits

On February 10, 2014, Sucampo announced that Ryuji Ueno, M.D., Ph.D., Sucampo’s co-founder, stepped down as CEO, Chairman of the Board and member of the Board. Additionally, on March 18, 2014, Dr. Ueno resigned as Chief Scientific Officer.

On October 6, 2014, Sucampo announced that Cary Claiborne, Chief Financial Officer, was leaving Sucampo effective November 8, 2014 to pursue other interests, and that Sucampo had initiated a search for a new CFO.

New Executive Appointments

During the year, Sucampo recruited six executives externally into new executive officer positions as summarized below.

Name and Title	Industry Experience	Appointed
Peter Greenleaf Chief Executive Officer
President and CEO at Histogenics, President at MedImmune and MedImmune Ventures, as well as senior commercial roles at MedImmune Ventures and Centocor, including eight years of experience leading the gastroenterology franchise at Centocor. Various previous Board appointments at public biopharmaceutical companies and current Board appointments at industry trade organizations.
March 2014
Andrew P. Smith, FCMA, CGMA Principal Accounting Officer
Finance Director and Company Secretary at Retroscreen Virology and Clearlab Europe, co-founder of VisionTec CL and senior financial management roles at Biocompatibles plc, Hydron Ltd and Allergan Inc.

Appointed as Sucampo’s CFO in January 2015
Joined Sucampo in February 2011
Peter Lichtlen, M.D., Ph.D. Chief Medical Officer
Senior Medical Officer and Vice President of European Operations at Sucampo, and subsequently a scientific and medical consultant to Sucampo. Before joining Sucampo, worked in various roles at ESBATech, AG, culminating in Medical Director/Head, Clinical R&D.
July 2014 Joined Sucampo in June 2011

Peter Kiener, D.Phil. Chief Science Officer
CSO of Ambrx Inc., President and Co-founder of Zyngenia Inc., Executive Vice President and Global Head of Biologics Research and Development at MedImmune. Multiple positions at Bristol-Myers Squibb over an 18-year period, where he worked on biologics.
October 2014
Max Donley EVP, Human Resources	President and Co-founder of Axcelerant Health, Executive Vice President of Human Resources and Corporate Affairs at MedImmune and Director of Human Resources and Development at Bed Bath & Beyond.	June 2014
Matthias Alder EVP, Business Development & Licensing
Executive Vice President of Corporate Development and Legal Affairs and Corporate Secretary at Cytos Biotechnology AG, Senior Vice President Administration, General Counsel and Secretary of Micromet Inc., Partner in the Life Sciences Transactions Practice at Cooley LLP
October 2014
Steve Caffé, M.D. SVP, Regulatory Affairs
Senior Vice President and Chief Development and Regulatory Officer at AMAG Pharmaceuticals Inc., Senior Vice President, Head of Global Regulatory Affairs and Patient Safety at MedImmune. Prior to this, held positions at Baxter International Inc., Sanofi and Merck & Co.
October 2014

As a result of these changes, our Named Executive Officers (NEOs) for 2014 are Peter Greenleaf, Andrew P. Smith, Peter Kiener, Max Donley, Matthias Alder, and our former executives Dr. Ryuji Ueno and Cary Claiborne.

PERFORMANCE OVERVIEW

In this section, we provide highlights of Sucampo’s performance in 2014, reflecting factors considered by the Compensation Committee in assessing variable pay outcomes for the NEOs.

Pay for Performance

As a result of the changes approved by the Compensation Committee, our NEOs’ compensation now comprises more variable, performance-linked elements with the adoption of LTI awards, increasing alignment of their interests with our shareholders.

As these charts illustrate, our on-going pay programs provide a balanced mix of fixed and variable pay in accordance with our Compensation Guiding Principles.

Due to the personnel changes and associated new-hire awards and the strategic alignment awards (see page 35), the 2014 pay mix was more heavily geared towards long-term equity.

*Excludes former NEOs

Performance Highlights

Highlights of 2014 performance are summarized below. These, along with other factors detailed in this report, resulted in annual bonus outcomes ranging from 120% to 140% of target.

Net income

Sucampo reported net income of $13.1 million for the full year of 2014, in line with guidance.

Growth in the final half of 2014 accelerated, following the re-launch of our strategy, causing the company to raise our market guidance for the end of 2014.

EPS

Excluding special items, Sucampo reported non-GAAP fully-diluted EPS of $0.40 for the full year of 2014 ($0.30 GAAP fully-diluted), which grew 82% from non-GAAP earnings of $0.22 in 2013 ($0.16 GAAP fully-diluted, an 88% increase).

As with net income performance, a significant portion of this growth came in the final two quarters of 2014.

TSR

Sucampo traded at $7.17 a share when we launched our strategy on July 1, 2014; by year-end we were trading at $14.28 - an increase of 99.2%.

Due to solid and consistent execution on corporate milestones, at year end, Sucampo’s total shareholder return of 54% had exceeded that of the Nasdaq Biotech Index by 59%.

Pipeline Development In 2014, Sucampo focused on driving the development of our pipeline. We accelerated our lifecycle management programs for lubiprostone in pediatric functional constipation and initiated our Phase 2 program for cobiprostone in PPI-refractory Non-Erosive Reflux Disease (NERD). Additionally, we initiated an assessment of new therapeutic areas and targets, both early- and mid-to-late stage, to diversify our science.

CORPORATE GOVERNANCE PRACTICES

In this section, we provide details of the Corporate Governance framework, procedures and practices at Sucampo as they relate to executive officer compensation.

Compensation Committee

The Compensation Committee comprised solely independent directors who at the end of 2014 were William L. Ashton, Daniel P. Getman, Ph.D. and Barbara A. Munder, with Ms. Munder serving as the chair.

Details of the Compensation Committee’s duties are summarized in the Corporate Governance Report (see page 12) and are fully set out in the Compensation Committee’s charter which can be found on our website: www.sucampo.com.

The purpose of the Compensation Committee is to oversee the manner in which the Board discharges its responsibilities relating to Sucampo’s compensation policies, plans and programs, and to review and determine, as appropriate, the compensation of the Company’s executive officers and directors.

Advisors to the Compensation Committee

Independent Advisors

The Compensation Committee has retained Towers Watson as its independent compensation consultant. Towers Watson does not perform any other consulting work or any other services for our Company, reports directly to the Compensation Committee, and takes direction from the Chairman of the Compensation Committee. The Compensation Committee has assessed the independence of Towers Watson pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2014 or currently exists that would prevent Towers Watson from serving as an independent consultant to the Compensation Committee.

The Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the Chief Executive Officer and other Senior Executives. The independent consultant’s work for the Compensation Committee includes data analysis, market assessments and preparation of related reports.

Internal Advisors

The Compensation Committee can seek the input of management to inform decision-making. In particular, the Committee may choose to invite certain individuals to attend meetings or contribute written materials, although no individual is present when matters pertaining to their own compensation are being discussed. During the year, the Committee sought the input of the Corporate Secretary in his capacity as secretary to the Committee, the EVP Human Resources and the Chief Executive Officer.

Compensation Committee Annual Agenda

The following calendar summarizes the key activities of the Compensation Committee during 2014.

First Quarter		Second Quarter
●	Review CEO / Section 16 Officer performance	●	Review severance and CIC provisions within executive employment agreements
●	Review performance and approve funding of 2013 AIP	●	Review consultants and external advisors
●	Set 2014 AIP performance objectives and targets	●	Review and approve long-term incentive plan design (approval for 2014 only)
●	Approve merit/promotion compensation increases	●	Review and approve stock ownership and retention guidelines
●	Review effectiveness of AIP and LTI designs	●	Review short-term incentive plan design against market trends and practices
●	Review and approve quarterly new hire/promotion grants (standing item in all quarters)
●	Proxy planning
●	Review long-term incentive program redesign process
●	Conduct preliminary review of stock ownership and retention guidelines
●	Review Compensation Committee charter
●	Perform Compensation Committee self-assessment
●	Review Benefits Committee membership, charter and investment policy
Third Quarter		Fourth Quarter
●	Review general market update on compensation trends and legislative and regulatory environment	●	Review executive compensation philosophy
●	Review shareholder feedback and proxy advisor reports	●	Review compensation of top executives
●	Review briefing on employee performance review process	●	Establish guidelines for 2015 merit and promotion budgets and LTI grants
●	Review Board of Director compensation	●	Review initial proposals for 2015 AIP performance objectives and targets
●	Review and approve proposed changes to peer group

Governance Policies Underpinning our Compensation Framework

At Sucampo, there are various practices we have actively implemented and others we have actively chosen not to implement to reflect what we believe are in the best interests of our shareholders.

What We Do		What We Don’t Do
●	Pay for performance	●	No executive perquisites
●	Mitigate undue risk in compensation programs through informed target setting and equity ownership guidelines	●	No re-price underwater stock options
●	Include double-trigger change in control provisions for LTI awards	●	No excise tax gross-ups upon a change in control
●	Provide modest benefits in line with those offered to all Sucampo employees, except for an executive life insurance policy	●	No inclusion of the value of equity awards in severance calculations
●	Prohibit the hedging or pledging of Sucampo securities as detailed in our Insider Trader Policy	●	No separate change in control agreements
●	Operate a Code of Conduct that may provide for recouping compensation in certain circumstances
●	Retain the services of an independent compensation consultant

In particular, in 2014 the Compensation Committee established equity ownership guidelines and guiding principles, which are fundamental aspects of our good governance and risk management practices. These replaced the informal guidelines that had applied up to that point.

Equity Ownership Guidelines

Starting in 2014, the following equity ownership guidelines will apply for the CEO and other NEOs of Sucampo. Individuals covered by the guidelines will have five years to achieve the required level of equity ownership, either from the date the program was implemented or their date of appointment to a covered role.

Role	Equity ownership requirement
CEO	Five-times base salary
CFO	Two-times base salary
Other NEOs	One-times salary

Equity that is considered when assessing an individual’s achievement of the guidelines includes shares of Sucampo’s common stock owned by the executive, unvested restricted stock units and vested, in-the-money stock options.

Through the adoption of this equity ownership requirement, the Compensation Committee is formalizing the alignment between our NEOs and shareholders by requiring NEOs to maintain a minimum level of personal interest in Sucampo stock.

COMPENSATION PRACTICES

In this section, we provide details of the NEO compensation framework, practices and outcomes for 2014.

Our Compensation Framework

During 2014 the Compensation Committee focused on establishing a framework for determining and reviewing compensation for the NEOs. While the compensation elements are intended to be long-standing, the way in which they are used will change in line with evolving strategy, market and regulatory trends.

The framework is underpinned by a new performance management system, which uses individual performance assessments to inform compensation decisions such as merit increases, annual bonus performance and long-term incentive awards.

Compensation Element	Purpose	Features		Changes
Base Salary	To reward individual performance, experience and value in the market	●	Reviewed annually with changes effective in March	●	Enhanced performance management system, with outcomes informing merit increases
		●	Market benchmarked	●	New peer group for 2014
		●	Target levels at market median	●	Increases of 3.4% approved during 2014 for select roles
		●	Set to reflect size and scope of the role, as well as individual experience and performance
Annual Incentives	To focus on and reward company and individual performance over a one-year period	●	Paid in cash	●	Maximum individual performance factor increased to 200% for 2014
		●	Based on a combination of company performance (70% - 100%) and individual performance (0% - 30%)
Long-Term Incentives	To ensure alignment of shareholder and executive interests to drive sustainable growth over the long-term	●	Annual stock option awards subject to four-year ratable vesting	●	Formal annual award program established
		●	Less frequent strategy-alignment stock option awards can be made subject to four-year cliff vesting with performance accelerators based on short-, mid- and long-term strategic goals	●	Strategy-alignment awards made in 2014
				●	Additional award made to one NEO in 2014 to address competitive gap to market

Benefits	To attract and retain employees and to enable individuals to provide for their retirement	●	No enhanced benefits for executives other than executive life insurance	●	None
		●	401(k) with match of 50 cents on the dollar up to 10% of total cash compensation
		●	Matching funds will vest at 50% at two years’ service, 75% at three years’ service and 100% at four years’ service
		●	Andrew P. Smith participates in the statutory Swiss plan as mandated by the local Government

We will now discuss each element in more detail.

Base Salary

During the year, the Compensation Committee reviewed base salaries for the NEOs and approved a merit increase of 3.4%. When determining whether any change would be made, consideration was given to competitive market data for the established peer group and to individual performance.

2014 Base Salaries

NEO	Title	2013 Salary	2014 Salary	Change
Peter Greenleaf	Chief Executive Officer	N/A	$525,000	-
Peter Kiener	Chief Scientific Officer	N/A	$390,000	-
Matthias Alder	EVP, Business Development & Licensing	N/A	$380,000	-
Max Donley	EVP, Human Resources	N/A	$330,000	-
Andrew P. Smith1	Principal Accounting Officer	$273,946	$295,640	+3.4%
Ryuji Ueno	Former Chairman, CEO and Chief Scientific Officer	$586,710	$606,658	+3.4%
Cary Claiborne	Former Chief Financial Officer	$332,210	$343,505	+3.4%

1.	Mr. Smith’s base salary as paid in Swiss Francs increased 3.4% from 2013 to 2014. The additional 4.5% increase was due to exchange rate fluctuations.

Annual Incentive Plan

The AIP measures and rewards performance against our corporate scorecard, and in the case of the NEOs other than the CEO, individual performance. Achieving maximum performance against corporate objectives can result in a performance factor of up to 140%, whereas achieving maximum performance against individual objectives can result in a performance factor of up to 200%.  These percentages target median pay based on peer group analysis.

For 2014 the Compensation Committee approved 12 corporate goals as summarized below. The bonuses were paid in March 2015, following our Compensation Committee’s assessment and approvals.

Weighting and Opportunity

	Performance Objective Weighting		Opportunity1
NEOs	Corporate	Individual	Target	Maximum
CEO	100%	0%	60%	84%
Other NEOs	70%	30%	40%	63.2%

1.	Opportunity expressed as a percentage of total non-bonus earnings during the year, i.e., base salary earned during the year.

Performance Assessment

In early 2015, the Compensation Committee assessed performance against the established 2014 Sucampo corporate scorecard and approved an overall achievement level of 140%, the maximum possible achievement.

In the following table, we disclose the targets for each goal, but for reasons of commercial sensitivity and potential harm to Sucampo’s competitive performance in the market, we have not disclosed the actual amounts or details of the associated stretch targets. The material commercial harm arises from the entry of a new competitor for our principal commercial product; the competitor could be in a position to determine pricing, sales penetration and market share. None of the performance information excluded contained sales or earnings targets.

The performance assessment for 2014 was significantly higher than 2013 as management was successful in delivering financial performance and licensing opportunities that drove significant shareholder value.

Objectives and targets		Achievement	Achievement Percentage
Deliver financials
Revenue	Total revenue in line with or above budget	Above target	30%
Cash Management	Managed cash in line with or above budget	Above stretch	25%
Profitability	Net income in line with or above budget	Above stretch	30%
Deliver Pipeline
Lubiprostone	Complete first phase of AMITIZA alternate formulation development plan	Achieved	10%
	File MRP for CIC in five or more European countries or succeed in appeal of MHRA refusal decision on OIC
Unoprostone	Determine unoprostone strategy including Rescula, dry AMD and RP	Achieved	5%
Cobiprostone	Complete Oral Mucositis Phase 1B	Achieved	9%
	Finalize development strategy and initiate a POC trail for primary indication
IV Ion Channel Activator	Initiate a Phase 2A Spinal Stenosis	Achieved	3%
PO Ion Channel Activator	Complete a Phase 1B Spinal Stenosis	Achieved	3%
Partnering/Licensing	License a prostone compound to partners	Above stretch	10%
Shareholder Value	Outperform the Nasdaq Biotech Index	Above stretch	15%
Overall Corporate Scorecard Performance Factor			140%

Our Compensation Committee approved the CEO’s recommendations for executives’ individual performance ratings based on their individual goals. Individual performance factors for the NEOs ranged from 100% - 175% of a maximum of 200%; some of the key achievements included the following:

NEO	Key Achievements		Individual Performance Factor
Peter Kiener	●	Successful transition into Sucampo	100%
	●	Completed comprehensive scientific review of portfolio
	●	Added enhanced Formulation capability
Matthias Alder	●	Successful transition into Sucampo	100%
	●	Established prioritized business development target list
	●	Effectively drove several cross-functional diligence processes
Max Donley	●	Successful transition into Sucampo	175%
	●	Transformed Sucampo compensation framework
	●	Successfully built executive team
Andrew P. Smith	●	Successfully led the finance organization	100%
	●	Ensured clean, on-time and accurate year-end reporting process
	●	Effectively navigated transition out of European leadership role

While the CEO’s annual incentive is based solely on Sucampo’s corporate performance, the Chairman undertakes a comprehensive performance review that takes into account an Independent Director assessment, executive team feedback and performance against corporate scorecard. This informs any decisions relating to salary increases and long-term incentive awards.

NEOs that left during the year did not receive an award under the AIP.

Long-Term Incentive Plan

2014 was a transformative year for Sucampo, with the Compensation Committee establishing a formal long-term incentive program and making strategic alignment awards to the NEOs. A number of objectives were identified when approving awards for the NEOs:

●	Establishing a clear line-of-sight to Sucampo’s stock price performance and long-term growth ambitions
●	Driving an executive ownership opportunity in Sucampo stock, reinforced by the rearticulated Equity Ownership Guidelines
●	Addressing competitive misalignment by considering benchmark data when determining awards levels; and
●	Ensuring alignment between market and Sucampo’s compensation philosophy and guiding principles.

The strategic alignment awards in 2014 took the form of stock options with a four-year ratable vest. The Compensation Committee determined that this was an appropriate long-term equity vehicle as it focuses the NEOs on long-term and sustainable growth in shareholder value. It also provides a meaningful opportunity for wealth creation, balanced with a long-term time horizon appropriate to our industry at the stage of Sucampo’s evolution.

Given the importance of this plan in driving an ownership and performance culture while serving as an attraction and retention tool, it was determined that participation would be extended to the broad employee population.

To provide further incentive and focus on strategic imperatives, the Committee attached performance-based vesting accelerators to the option awards made to NEOs in role in September 2014. The performance-based vesting accelerators are tied to three components over the short-, mid- and long-term with two or three specific objectives or milestones attached to each. While these targets are deemed to be commercially sensitive at the outset, should the performance accelerators be achieved, a description of the achievements will be summarized in the following year.

New hire awards

Given the significant change in the leadership team during the year, the Compensation Committee approved a number of new hire stock option awards to provide an immediate interest in Sucampo’s current and future performance. These awards generally took the form of time-based stock options with a four-year ratable vest.

The one exception was Peter Greenleaf, who, on appointment as CEO, received an award with two components in light of the importance of his role in driving future growth at Sucampo:

●	The first component of the award was made in March 2014 subject to the same four-year ratable vesting profile as other NEO new hire awards.
●
The second component was first communicated to Peter in March 2014 and would only have been granted if certain short-term strategic goals were met. Following the achievement of these goals, the second component of the award was made in July 2014 subject to vest should the closing average fair market value of Sucampo stock equal or exceed $16.00 for 30 consecutive trading days during the four-year performance period. The fair market value of Sucampo stock at grant in July 2014 was $5.90, so to achieve the performance uplift would represent an increase in the value of Sucampo stock by more than 170%.

Awards Granted in 2014

The tables on page 36 provide full details of the awards made in 2014. In summary:

●
New hire awards were made to Peter Greenleaf, Matthias Alder, Max Donley and Peter Kiener on appointment during 2014. Awards ranged from 150,000 to 800,000 stock options in line with the Compensation Committee’s new-hire grant guidelines.

●
Stock option awards with performance-based vesting accelerators tied to the strategic reset were made in September 2014 to Peter Greenleaf (200,000 stock options) and to Andrew P. Smith and Max Donley (25,000 stock options each).

●
In addition a one-off award was made to Cary Claiborne to address a gap to market and a misalignment with our pay positioning. This award was the same in structure as other new hire stock option awards made in 2014.

Benefits

All full-time and part -time employees who are at least 21 years of age are eligible to enroll in the 401(k) plan at any time. Employee contributions are matched at 50 cents on the dollar, up to 10% of total cash compensation. Matching funds will vest at 50% at two years’ service, 75% at three years’ service, and 100% at four years’ of service. Andrew Smith participates in a Swiss Plan, the terms of which are government mandated.

In addition to the benefits described above, the NEOs are members of an executive life insurance plan.

Change in Control and Severance Provisions

Pursuant to employment agreements with our NEOs, each is entitled to specified benefits in the event of a change of control or a termination of employment under specified circumstances. We have provided estimates of the value of these severance and change of control benefits under various circumstances under “Potential Payments upon Termination or Change of Control” on page 38. The goal of these benefits is not only to recognize the value that key positions provide to the organization but also to serve as a recruitment and retention tool to ensure we attract and retain such key talent.

In particular we would note the following:

●
Equity awards have double-trigger change in control provisions, such that if outstanding awards granted under our equity plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control; and

●	No excise tax gross-ups are provided upon change in control.

Executive Compensation

Summary Compensation

The following table sets forth the total compensation earned for the years ended December 31, 2014, 2013, and 2012 by our named executive officers for the year ended December 31, 2014.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Bonus	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)		All Other Compensation		Total
Peter Greenleaf	2014	$440,192	$-	$4,838,780	$369,762		$2,025	(6)	$5,650,759
Chief Executive Officer

Ryuji Ueno, M.D., Ph.D., Ph.D. Former Chief Executive Officer,	2014	$144,466	$-	$-	$-		$38,816	(10)	$183,282
Chief Science Officer and Director	2013	$593,480	$-	$-	$269,452		$2,700	(10)	$865,632
	2012	$588,967	$-	$-	$217,918	(5)	$2,700	(10)	$809,585

Andrew P. Smith (2)	2014	$285,953	$-	$108,473	$138,053		$37,883	(7)	570,362
Principal Accounting Officer of Sucampo Pharmaceuticals, Inc., and Vice President, Operations and Finance of Sucampo AG	2013	$273,946	$-	$-	$94,374		$37,594	(7)	$405,914

Cary J. Claiborne	2014	$303,778	$-	$204,045	$-		$209,509	(11)	$717,332
Former Chief Financial Officer	2013	$336,043	$-	$-	$127,459		$7,067	(11)	$470,569
	2012	$319,189	$-	$-	$94,321	(5)	$9,858	(11)	$423,368

Matthias Alder	2014	$70,154	$-	$1,594,320	$35,919		$280	(6)	$1,700,673
EVP, Business Development and Licensing

Max Donley	2014	$187,846	$-	$828,758	$96,177		$4,648	(8)	$1,117,429
EVP, Human Resources

Peter Kiener, D.Phil.	2014	$72,000	$100,000	$1,594,320	$36,864		$9,030	(9)	$1,812,214
Chief Science Officer

(1) The information in the table reflects the year the executive officers became named executive officers.
(2) Mr. Smith was promoted to Chief Financial Officer in January, 2015.
(3) The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Employee Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.
(4) The amounts shown in this column represent the amounts paid for cash incentive bonuses earned for the indicated year. The 2014 bonus was paid in March 2015.
(5) Paid in December 2012.
(6) Parking expense in 2014.
(7) Includes pension contributions under the Swiss Plan of $37,883 and $35,577 for 2014 and 2013, respectively, and housing allowance of $2,017 in 2013.
(8) Includes $840 in parking expenses and $3,808 in matching contributions under the 401(K) plan for 2014.
(9) Includes $280 in parking expenses and $8,750 in matching contributions under the 401(K) plan for 2014.
(10) Includes a vacation payout of $38,141 in 2014, and $675, $2,700 and $2,700 in parking expenses for 2014, 2013 and 2012, respectively.
(11) Includes $1,400, $1,680 and $1,680 in parking expenses and $7,464, $5,387 and $8,178 in matching contributions under the 401(K) plan for 2014, 2013 and 2012, respectively. Also includes a $171,752 severance payment and a $28,893 vacation buyout payment in 2014.

Information Regarding Option Grants and Other Plan-Based Awards

The following table sets forth additional information regarding the plan-based awards we granted to our named executive officers in the year ended December 31, 2014.

2014 Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Shares of Class A Common Stock Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Target (1)	Maximum (1)	Grant Date	(#)	($/sh)	($) (2)
Peter Greenleaf	$261,493	$366,090	3/3/14	600,000	$8.49	$3,327,000
			7/31/14	200,000	$5.90	$644,000
			9/11/14	200,000	$6.75	$867,780
Andrew P. Smith	$118,256	$186,844	9/11/14	25,000	$6.75	$108,473
Cary Claiborne	$137,402	$217,095	9/11/14	47,027	$6.75	$204,045
Matthias Alder	$27,068	$42,768	10/27/14	300,000	$8.33	$1,594,320
Max Donley	$74,137	$117,136	6/9/14	150,000	$7.40	$720,285
			9/11/14	25,000	$6.75	$108,473
Peter Kiener, D.Phil.	$27,781	$43,894	10/27/14	300,000	$8.33	$1,594,320
________
(1)
These columns reflect the target and maximum amount of each executive's potential cash incentive bonus for 2014. The actual amounts of these cash incentive bonuses paid in March 2015 are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.

(2)
The assumptions used in valuing the option awards we granted during 2014 are described under the caption “Employee Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

Outstanding Equity Awards

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2014. All of these options were granted either under our Amended and Restated 2001 Stock Incentive Plan, or 2001 Stock Incentive Plan, or our Amended and Restated 2006 Stock Incentive Plan. Our named executive officers did not hold restricted stock or other stock awards at the end of 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Number of Shares of Class A Common Stock Underlying Unexercised Options
Name	Exercisable	Unexercisable		Option Exercise Price	Option Expiration Date
Peter Greenleaf	-	600,000	(1)	$8.49	3/3/2024
		200,000	(2)	$5.90
	-	200,000	(3)	$6.75	5/2/2021

Andrew P. Smith	11,000	11,000	(4)	$4.41	5/2/2021
	-	39,600	(5)	$4.41	5/2/2021
	-	25,000	(3)	$6.75	9/11/2014

Cary Claiborne	5,600			$4.41	2/5/2015
	46,399			$4.07	2/5/2015

Matthias Alder	-	300,000	(6)	$8.33	10/27/2014

Max Donley		150,000	(7)	$7.40	6/9/2024
		25,000	(3)	$6.75	9/11/2024

Peter Kiener, D.Phil.		300,000	(6)	$8.33	10/27/2014
________
(1)	These options vest 25% on March 3, 2015, 25% on March 3, 2016, 25% on March 3, 2017 and 25% on March 3, 2018.
(2)	These options vest 100% ratably when the average fair market value of a share of the Company's common stock equals or exceeds $16.00 over any 30 consecutive trading days.
(3)
These options vest on September 11, 2018, with the following performance conditions for accelerated vesting: One third of the Total Award may vest prior to the Vesting Date each time the Compensation Committee approves management's recommendation that certain pre-determined targets have been achieved in one of the three categories of strategic objectives of the Company.

(4)	These options vest 25% on May 2, 2015.
(5)
Performance Conditions for vesting: 40% when the Fair Market Value of a share of Common Stock determined over any 30 consecutive trading days equals or exceeds $8.00; 40% when the Fair Market Value of a share of Common Stock determined over any 30 consecutive trading days equals or exceeds $12.00; and 20% when the average Fair Market Value of a share of Common Stock determined over any 30 consecutive trading days equals or exceeds $16.00.

(6)	These options vest 25% on October 27, 2015, 25% on October 27, 2016, 25% on October 27, 2017 and 25% on October 27, 2018.
(7)	These options vest 25% on June 9, 2015, 25% on June 9, 2016, 25% on June 9, 2017 and 25% on June 9, 2018.

Option Exercises and Stock Vesting

The following table sets forth information regarding stock option exercises by our named executive officers during 2014. None of our named executive officers held restricted stock or other stock awards, or had any such awards vest, during 2014.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Ryuji Ueno, M.D., Ph.D., Ph.D.	205,000	$615,000
Cary J. Claiborne	102,988	$794,291

Potential Payments upon Termination or Change of Control

Our named executive officers are entitled, under their employment agreements, to specified benefits in the event of the sale or merger of our company or the termination of their employment under some circumstances. These benefits as of December 31, 2014 were the following:

•
In the event that our company is acquired, is the non-surviving party in a merger, or sells all or substantially all of its assets, or in the event of the death of the executive, all of the then-unvested restricted stock and stock options issued to him or her shall immediately vest in accordance with the terms of the 2006 Stock Incentive Plan.

•
Upon termination or non-renewal by us of the executive’s employment without cause or upon the disability of the executive, or upon termination by the executive for specified good reasons, including diminution of authority and duties, the executive will be entitled to receive a severance benefit of a lump sum payment equal to a specified number of months of current base salary and to receive reimbursement for the cost of continued health insurance coverage for a specified period of months. In these circumstances, Mr. Greenleaf will be entitled to receive a severance benefit of a lump sum payment equal to twelve months of base salary, current target bonus percentage of the current annual base salary and to receive reimbursement for the cost of continued health insurance coverage for a period of twelve months after termination. Our other executives will be entitled to receive a severance benefit of a lump sum payment equal to twelve months of base salary and to receive reimbursement for the cost of continued health insurance coverage for a period of six months after termination.

•
If the executive is terminated other than for cause within 12 months after a change in control of our company, Mr. Greenleaf and the other executives will be entitled to receive, in addition to the benefits above, a severance benefit of a lump sum payment equal to twenty-four months and eighteen months of their base salary, respectively.

The payment of severance benefits to any of our named executive officers is, in all cases, conditioned upon our receipt of a release of claims from such named executive officer.

Under the Amended and Restated 2006 Stock Incentive Plan, in the event of any merger or consolidation, a share exchange transaction or any liquidation or dissolution of our company, our compensation committee with approval of our board of directors may undertake any of the following actions with respect to our employees:

•	provide that any award of the stock options shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•	provide that the unexercised options or other unexercised awards shall become exercisable in full;
•	provide that any restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such change of control;
•
receive upon consummation of the change of control a cash payment for each share surrendered equal to the acquisition price times the number of shares minus the aggregate exercise price of shares underlying all such outstanding options;

•	provide that, in connection with a liquidation or dissolution of our company, the options awards shall convert into the right to receive liquidation proceeds; and
•	any combination of the foregoing.

Potential Benefits upon Sale of Our Company or Executive’s Death

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive assuming that our company was acquired, was the non-surviving party in a merger or sold all or substantially all of its assets, or upon the death of the executive, in each case assuming that the applicable triggering event occurred as of December 31, 2014.

Name	Option Shares as to Which Vesting Accelerated (1)	Value of Option Acceleration (2)
Peter Greenleaf	1,000,000	$6,656,000
Andrew P. Smith	75,600	$687,672
Matthias Alder	300,000	$1,785,000
Max Donley	175,000	$1,220,250
Peter Kiener, D.Phil.	300,000	$1,785,000
________
(1)	Reflects shares as to which options were unvested at December 31, 2014.
(2)
Based on the number of shares as to which options were unvested at December 31, 2014 multiplied by the difference between $14.28, the closing price per share at December 31, 2014, and the per share exercise price of each option.

Potential Benefits upon Termination Without Cause, Upon Disability or With Good Reason.

The following table sets forth an estimate of the benefits that would have accrued to each of our named executive officers assuming that we had terminated the executive’s employment without cause, other than within 12 months after a change of control as discussed in the following table, or upon the disability of the executive, or the executive terminated his employment with good reason, in each case assuming that the applicable triggering event occurred as of December 31, 2014.

Name	Lump Sum Severance Payment (1)	Value of Benefit Continuation (2)
Peter Greenleaf	$525,000	$13,079
Andrew P. Smith	295,640	1,537
Matthias Alder	380,000	10,917
Max Donley	330,000	10,917
Peter Kiener, D.Phil.	390,000	132
________
(1)	Represents twelve months of salary based on salary in effect as of December 31, 2014
(2)
Represents reimbursement of premiums to continue health insurance coverage for 12 months for Mr. Greenleaf and six months for those other executives who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2014.

Potential Benefits upon Termination Without Cause Following a Change of Control.

The following table sets forth an estimate of the benefits that would have accrued to each of our named executive officers assuming that we, or a successor to our company, had terminated the executive’s employment without cause as of December 31, 2014 and that such termination had occurred within 12 months after a prior change of control of our company.

Name	Lump Sum Severance Payment (1)
Peter Greenleaf	$1,050,000
Andrew P. Smith	443,460
Matthias Alder	570,000
Max Donley	495,000
Peter Kiener, D.Phil.	585,000
________
(1)	Represents 24 months of salary for Mr. Greenleaf and 18 months of salary for other executives based on salary in effect as of December 31, 2014.

Golden Parachute Compensation

The following table sets forth an estimate of the benefits that our named executive officers would be entitled to receive in the event that our company would be merged, acquired or otherwise sold in a similar transaction, in each case assuming that the applicable triggering event occurred as of December 31, 2014 and that the price per share of our common stock is the closing market price as of December 31, 2014. Accordingly, all payments set forth below, other than equity awards, are considered double trigger benefits meaning that in order for any of our named executive officers to receive such payment there would need to be a merger or sale and such named executive officer would have to be terminated other than for cause. The equity awards are single trigger meaning the unvested portion of the awards immediately vests upon the occurrence of the merger or sale subject to further actions of our board of directors in accordance with the Amended and Restated 2006 Stock Incentive Plan.

Name	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Other (4)	Total
Peter Greenleaf	$1,050,000	$4,838,780	$13,079	$-	$5,901,859
Andrew P. Smith	443,460	223,387	1,537	37,883	706,267
Matthias Alder	570,000	1,594,320	10,917	-	2,175,237
Max Donley	495,000	828,758	10,917	3,808	1,338,483
Peter Kiener, D.Phil.	585,000	1,594,320	132	8,750	2,188,202
________
(1)	Represents a severance benefit of a lump sum payment of 24 months salary for Mr. Greenleaf and 18 months salary for other executives, based on the salary in effect as of December 31, 2014.
(2)
The amounts shown in this column are to be paid under our named executive officers’ employment agreements in accordance with the change of control provisions in the 2006 Stock Incentive Plan. Assuming the current provisions of our employment agreements and 2006 Stock Incentive Plan apply to the payments, the amounts represent the aggregate grant date fair value of options awards computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption “Employee Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Unlike the amounts reflected in our consolidated financial statements, however, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, the amounts assume that our named executive officers will perform the requisite service so that the option awards will vest.

(3)
Represents reimbursement of premiums to continue health insurance coverage for 12 months for Mr. Greenleaf and six months for those other executives who currently participate in our health insurance plan, based on premiums in effect as of December 31, 2014.

(4)	Represents matching contributions under our 401(k) plan for 2014, and for Mr. Smith, non-U.S. based employer pension contributions.

Board of Directors Compensation

In 2014, we paid each of our directors who are not an employee or a spouse of an employee of our company, whom we refer to as our non-employee directors, an annual retainer of $55,000 for service as a director. We also paid an annual retainer of $12,500 for serving on our audit committee, $10,000 for serving on our compensation committee, $6,000 for serving on our nominating and corporate governance committee, $6,000 for serving on our commercialization committee, and $6,000 for serving on our science & technology committee. In addition, we paid an annual retainer of $12,500 to the chair of our audit committee, $5,000 to the chair of our compensation committee, $4,000 to the chair of our nominating and corporate governance committee, $4,000 to the chair of our commercialization committee, $4,000 to the chair of our science & technology committee, and $10,000 to our lead independent director. In March 2014, we named a non-employee member of the board of directors as chairman, no longer required a lead independent director and paid the chairman an annual retainer of $25,000. As part of a director’s compensation, new non-employee directors receive an initial grant of stock options of 30,000 shares of our class A common stock, which vests in 12 equal quarterly installments at the end of each successive three-month period following the grant date through the third anniversary of the grant date. Each year, non-employee directors who are elected or remain a director after the annual stockholder meeting receive stock options of 20,000 shares of our class A common stock, which vest in 12 equal installments at the end of each successive one-month period following the grant date through the first anniversary of the grant date.

We have an equity ownership guideline for our board of directors as described in corporate governance guidelines. In 2014 under those guidelines, for the performance-based shares our board of directors would continue to own common stock in an amount equivalent to 50% of any net gain on the exercise of any market-based options and would have five years to achieve such ownership holdings. Our directors are currently in compliance. In 2015, those equity ownership guidelines were changed to require the board of directors to own our common stock with a value equal to three times the annual Board retainer with a five year period to attain ownership and the form of shares that will satisfy the ownership guidelines are shares of Company’s common stock owned by the directors, unvested restricted stock units and vested, in-the-money stock options.

Each non-employee director on our audit committee, in connection with their role in reviewing a certain related party transaction, also received a fee of $1,500 for each telephonic meeting attended by such non-employee director.

The following table sets forth information regarding the compensation of our directors for the year ended December 31, 2014. Directors who are also employees of our company are not included in this table because they were not separately compensated for their service as directors.

2014 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
William L. Ashton	$96,500	$82,456	$178,956
Anthony C. Celeste	88,167	82,456	170,623
Daniel P. Getman	103,667	82,456	186,123
John H. Johnson	4,583	261,735	266,318
Barbara A. Munder	88,167	82,456	170,623
Maureen E. O'Connell	100,000	82,456	182,456
Kei S. Tolliver	61,000	82,456	143,456
________
(1)	The amounts shown in this column reflects fees earned for services rendered in 2014.
(2)
The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Employee Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2014 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, 2006 Stock Incentive Plan and 2006 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders. In 2014, our board of directors, upon the recommendation of the compensation committee, determined that there would be no additional shares of common stock added to the 2006 Stock Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders:
2001 Stock Incentive Plan	368,900	$7.13	-
2006 Stock Incentive Plan	4,021,491	$6.93	3,195,271
2006 Employee Stock Purchase Plan	-	-	4,224,090

Equity compensation plans not approved by stockholders:
None	-	-	-
	4,390,391	$6.95	7,419,361

Compensation Committee Interlocks and Insider Participation

During 2014, the members of our compensation committee were Mr. Ashton, Ms. Munder, and Dr. Getman. In March 2014, Dr. Getman resigned as chair and Ms. Munder was appointed chair. Accordingly, our compensation committee currently consists of Daniel P. Getman, Ph.D., William L. Ashton and Barbara A. Munder as chair.

No member of our compensation committee was at any time during 2014, or has formerly been, an officer or employee of our company or any subsidiary of our company, and no member of our compensation committee had any relationship with our company during 2014 requiring disclosure under Item 404 of Regulation S-K.

During 2014, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who serve as a member of our board of directors or compensation committee.

Compensation Committee Report*

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Sucampo Pharmaceuticals, Inc.

Barbara A. Munder, Chairman William L. Ashton Daniel P. Getman

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

PROPOSAL TWO — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board of directors and audit committee believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the year ended December 31, 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, incurred for each of the last two fiscal years for audit and other services.

	Year Ended December 31,
Fee Category	2014	2013
Audit Fees (1)	$1,167,449	$1,001,007
Tax Fees (2)	72,095	38,843
All Other Fees (3)	1,800	1,800
Total fees	$1,241,344	$1,041,650

(1)
Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements for the years ended December 31, 2014 and 2013, and for the review of our quarterly financial statements included in our quarterly reports on Form 10-Q.

(2)	Tax Fees consist of fees for various tax consulting services.
(3)	All Other Fees include a subscription to a technical accounting and reporting research tool.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

All fees for services provided by PricewaterhouseCoopers LLP during 2014 and 2013 were pre-approved by the audit committee in accordance with the pre-approval policy and procedures described above.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We are holding an advisory vote on the compensation of our named executives this year in accordance with the result of the 2011 say-on-frequency vote, where stockholders voted to hold an annual say-on-pay vote. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in these disclosures, our compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our executive compensation program is structured to:

•      provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;
•      reward, on an annual basis, individual performance that promotes the success of our company; and
•      motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that stockholders of Sucampo Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion and any related material.”

The Compensation Discussion and Analysis section of this proxy statement contains more details on our executive compensation, and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on our company, our board of directors or our compensation committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management, our board of directors and our compensation committee, and all such constituencies intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements and our executive compensation principles, policies and procedures.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2014, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except as disclosed in this paragraph.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

We are conducting the solicitation of proxies, and the cost of solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person, by telephone, facsimile or mail and will not be paid any compensation for engaging in the solicitation of proxies. We will reimburse brokers, banks or other custodians or nominees for their expenses in sending proxies and proxy materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for our 2016 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholders’ proposals must be received by us at our principal executive offices, Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 4520 East-West Highway, 3rd Floor, Bethesda, Maryland 20814, no later than December 14, 2015. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

With respect to proposals, including proposed nominations of persons for election to our board of directors, not to be included in our proxy materials pursuant to Rule 14a-8, our by-laws establish an advance notice procedure for such proposals to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and received by our corporate secretary at our principal offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our 2016 annual meeting of stockholders, this means the required written notice must be received by our corporate secretary at our principal offices not earlier than January 29, 2016 and not later than February 28, 2016. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

By Order of the Board of Directors,

Thomas J. Knapp Corporate Secretary

Bethesda, Maryland
April 13, 2015

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY AS SOON AS POSSIBLE AND IN ANY EVENT PRIOR TO THE ANNUAL MEETING. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES IN PERSON EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

*** Exercise Your *Right* to Vote ***

SUCAMPO PHARMACEUTICALS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 30, 2015
Date: May 29, 2015 **Time:** 8:30 a.m., ET
Location: Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M88906-P59613

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE OF 2015 ANNUAL MEETING   PROXY STATEMENT   ANNUAL REPORT ON FORM 10-K
ANNUAL REPORT VIDEO
How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 17, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

M88907-P59613

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   01) John H. Johnson – Class 3
   02) Robert J. Spiegel – Class 3

The Board of Directors recommends you vote FOR the following proposals:

2. Ratification of selection of PricewaterhouseCoopers LLP as Sucampo Pharmaceuticals, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015

3. Advisory approval of the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

M88908-P59613

SUCAMPO
The Science of Innovation

SUCAMPO PHARMACEUTICALS, INC.
4520 EAST-WEST HIGHWAY, 3RD FLOOR
BETHESDA, MD 20814
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88896-P59571 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUCAMPO PHARMACEUTICALS, INC.

Proposals – The Board of Directors recommends that you vote FOR each of the director nominees listed below under Proposal 1 and FOR Proposals 2 and 3.

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

   01) John H. Johnson – Class 3
   02) Robert J. Spiegel – Class 3

		For	Against	Abstain
2.	Ratification of selection of PricewaterhouseCoopers LLP as Sucampo Pharmaceuticals, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015	☐	☐	☐
3.	Advisory approval of the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If stock is held by a corporation or a partnership, this proxy should be signed in full corporate or partnership name by an authorized officer thereof, whose title should be given.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M88897-P59571

SUCAMPO PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
May 29, 2015 8:30 AM, Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUCAMPO PHARMACEUTICALS, INC.

The undersigned hereby revokes all previous proxies, acknowledges the receipt of the accompanying Notice of 2015 Annual Meeting of Stockholders To Be Held on May 29, 2015 and Proxy Statement and appoints each of Thomas J. Knapp and Charles R. McFalls as proxies and attorneys-in-fact of the undersigned, each with full power of substitution and revocation, to represent the undersigned and to vote all the shares of class A common stock of Sucampo Pharmaceuticals, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2015 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. to be held at 8:30 a.m., Eastern Time, on May 29, 2015 at the Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, or any adjournment or postponements thereof, with all the power the undersigned would possess if personally present thereat.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

(Items to be voted appear on the reverse side.)

IF VOTING BY MAIL, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Change/Comments: ______________________________

____

(If you noted any Address Change/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side